EXHIBIT 5.1

ROBERT J. HUSTON III

ATTORNEY AT LAW

10 JETTY DRIVE

TELEPHONE: 949-230-0259	CORONA DEL MAR, CALIFORNIA 92625	E-MAIL: bob_huston@yahoo.com

January 26, 2017

Board of Directors

Escue Energy, Inc.

1755 Wittington Place, Suite 340

Dallas Texas 75244

RE: Opinion letter

Gentlemen:

My firm has acted as legal counsel to Escue Energy, Inc., a Nevada corporation (the ''Company''), with respect to the Registration Statement on Form S-1 (File Number 333- 207583) (the ''Registration Statement"), filed by the Company with the Securities and Exchange Commission (the ''SEC") under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for sale of 2,000,000 shares of Common Stock of the Company, par value $0.00001 per share, (the ''Shares'').

In connection with rendering this opinion, I have examined solely copies of the following (collectively, the "Documents"): (A) the Articles of Incorporation of the Company, as filed with the State of Nevada on May 6, 2013; (B) the Articles of Conversion of the Company, as filed with the State of Nevada on May 6, 2013; (C) the Certificate of Amendment to the Articles of Incorporation of the Company, as filed with the State of Nevada on March 14, 2014; (D) the Certificate of Correction to the Certificate of Amendment tot he Articles of Incorporation filed on January 28, 2014, as filed with the State of Nevada on March 14, 2014; (E) the Certificate of Amendment to the Articles of Incorporation of the Company, as filed with the State of Nevada on June 1, 2015; (F) the Amended and Restated Bylaws of the Company dated September 29, 2015; (G) the Unanimous Written Consent of the Board of Directors of the Company dated October 20, 2015 with respect to the inclusion of the Shares in the Registration Statement; (H) Written Consent of Shareholders of the Company dated October 20, 2015 with respect to the inclusion of the Shares in the Registration Statement; and

In my examination, I have assumed, without investigation, the following: (A) the authenticity of the Documents; (B) the genuineness of all signatures to the Documents; (C) the legal capacity of all persons who executed the Documents; (D) the valid execution by all persons Page 1 of 2 who executed the Documents (E) such Documents are free from any form of fraud, misrepresentation, duress, or criminal activity and (F) the Company shall follow proper offering procedures, including but not limited to, delivery of a copy of the Prospectus which is part of the Registration Statement to the purchasers prior to investment.

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Solely for purposes of this opinion, you should assume that my investigation was and will be limited exclusively to my review of the Documents. I believe that a review of the Documents was what was necessary in order for me to render this opinion.

In rendering this opinion, I have assumed the legal competency of all persons who executed the Documents and the due authorization, valid execution, delivery and acceptance of all Documents by all parties who executed the Documents, with the exception of Documents executed on behalf of the Company.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement and the Documents or any portion thereof. The scope of the application of this opinion is limited solely to the laws of the State of Nevada.

Based on my review of the Documents, the relevant provisions of the Nevada Revised Statutes and such other documents and records as I have deemed necessary and appropriate, I am of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

I understand that this letter is to be used in connection with the Registration Statement, as it may be amended from time to time, and hereby consent to the filing of this letter with and as a part of the Registration Statement as so amended, and to the reference to my firm in the prospectus which is a part of the Registration Statement under the heading "Validity of Securities." In giving such consent, I do not hereby admit that I am included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

It is understood that this letter is to be used in connection with the sale of the Shares only while the Registration Statement is effective and as it may be amended from time to time as contemplated by Section 10{a)(3) of the Securities Act.

Very truly yours,

Robert J. Huston III

RJH:gs

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